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Exhibit 21.1

HCP, Inc.

SUBSIDIARIES

        Line of business: Acquiring, developing, leasing, disposing and managing of healthcare real estate.

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
HCP Atrium MOB LLC (95.30%)	—	Delaware
HCP DR Alabama, LLC (73.18%)	—	Delaware
Pace MOB, LLC	—	Alabama
SHAC, LLC	—	Alabama
HCP DR California, LLC	—	Delaware
HCP CTE, L.P. (99.9%)	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR MCD, LLC (63.40%)	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	—	Delaware
HCP ETE, L.P. (99.9%)	—	Delaware
HCP Life Science REIT, Inc. (99.99%)	37	Maryland
HCP/LFREP Ventures I, LLC (99%)	—	Delaware
HCP/LFREP Venture II, LLC (99%)	2	Delaware
HCP Louisville, Inc.	3	Delaware
Old Henry Healthcare I, LLC (90%)	—	Kentucky
HCP 2010 REIT LLC (99.99%)	2	Delaware
HCP 2010, LP	28	Alabama
HCP Mortgage REIT LLC (98.10%)	—	Delaware
HCPI/Colorado Springs Limited Partnership (97%)	—	Delaware
HCPI/Kansas Limited Partnership (97%)	—	Delaware
HCPI/Little Rock Limited Partnership (97%)	—	Delaware
HCPI/Tennessee, LLC (87.63%)	10	Delaware
HCPI Trust	—	Maryland
HCP Birmingham Portfolio, LLC (85%)	—	Delaware
HCPI/Utah, LLC (73.50%)	—	Delaware
Davis North I, LLC	—	Delaware
HCPI/Utah II, LLC (69.20%)	—	Delaware
HCPI/Stansbury, LLC	—	Delaware
HCPI/Wesley, LLC	—	Delaware
HCP Lakeview MOB, LLC	—	Delaware
Louisiana-Two Associates, LLC (80%)	—	California
Ocean Acquisition 1, Inc.	216	Maryland
SJH Medical Office Partners, Ltd. (97.18%)	—	Texas
Marion MOB Partners, L.P. (70%)	—	Illinois
Lexington MOB Partners, Ltd. (75.33%)	—	Florida
Parker MOB Owners LLC (72.32%)	—	Delaware
East Texas Medical Equity Investors Limited Partnership (92.08%)	—	Texas
Texarkana Partners Limited (51%)	—	Texas
HCP CRS2 Plano TX, LP (95%)	—	Delaware
HCP CRS2 Ogden UT, LP (90%)	—	Delaware
Perris-Cal Associates, LLC (80%)	—	California
Statesboro Associates, LLC (80%)	—	California
S-H Twenty-One OpCo Ventures, LLC (90%)	21	Delaware
S-H Twenty-One PropCo Ventures, LLC (90%)	16	Delaware

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
Texas HCP, Inc.	5	Maryland
Texas HCP Holding, L.P. (99%)	5	Delaware
HCPI/San Antonio Limited Partnership (89.89%)	—	Delaware
Ft. Worth-Cal Associates, LLC (80%)	—	California
Vista Cal Associates, LLC (80%)	—	California

Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
Edgewood Assisted Living Center, L.L.C. (45%)	N/A	Michigan
Horizon Bay Hyde Park, L.L.C. (72%)	N/A	Delaware
HCP Ventures IV, LLC (20%)	72	Delaware
HCP Ventures III, LLC (30%)	14	Delaware
Seminole Shores Living Center, L.L.C. (50%)	N/A	Michigan
Suburban Properties LLC (66.67%)	N/A	Kentucky
Britannia Biotech Gateway Limited Partnership (55%)	N/A	Delaware
LASDK Limited Partnership (62.5%)	N/A	Delaware
Torrey Pines Science Center Limited Partnership (50%)	N/A	Delaware
HCR ManorCare, Inc. (9.3%)	N/A	Delaware

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  Exhibit 21.1
HCP, Inc. SUBSIDIARIES